UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2011
PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue Las Vegas, Nevada	89148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 541-7777
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 24, 2011, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Pinnacle Entertainment, Inc. (the “Company”), the stockholders approved amendments to the Company’s 2005 Equity and Performance Incentive Plan (the “2005 Plan”).
The amendments to the 2005 Plan provide for a one-time, value-for-value exchange of certain outstanding employee stock options (the “Option Exchange Program”). The Option Exchange Program will permit some of our employees, excluding our executive officers and directors, to surrender for cancellation certain outstanding stock options with an exercise price substantially greater than the Company’s current trading price of the Company’s common stock in exchange for a lesser number of stock options. The exchange ratio used for the Option Exchange Program will be determined by using the Black-Scholes option pricing model. The Option Exchange Program will provide that (i) the exercise price of the new options will be the closing price of the Company’s common stock on the date of grant of the new options; (ii) the new options will have the same term as the replacement options; and (iii) the new options will not be vested or exercisable within one year after the date of the exchange. Pursuant to the amendments to the 2005 Plan, the Option Exchange Program must be commenced within twelve months of the Annual Meeting.
A more detailed description of the terms of the 2005 Plan, as amended, is contained in the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 12, 2011. The foregoing summary is qualified in its entirety by the full text of the 2005 Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At a meeting of the Board of Directors (the “Board”) of the Company held on May 24, 2011, the Board adopted certain amendments to the Company’s Bylaws and restated the Company’s Bylaws in their entirety. The amendments to the Company’s Bylaws became effective immediately upon their adoption by the Board.
The Board amended Article III (Committees), Section 3 (Standing Executive Committee) of the Bylaws to provide that the Board may appoint an Executive Committee. Prior to the amendments to the Bylaws, Article III, Section 3 of the Bylaws provided that the Board shall appoint at least three (3) members of the Board to comprise an Executive Committee. In addition, certain non-substantive language and conforming changes were made to the Bylaws. The foregoing summary and this Item 5.03 are qualified in their entirety by the Restated Bylaws, which is filed as Exhibit 3.2 hereto and incorporated by reference herein.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 24, 2011, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, the stockholders of the Company (i) elected seven directors to serve for the coming year on the Company’s Board of Directors; (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2011 fiscal year; (iii) approved the amendments to the 2005 Plan, as described in Item 5.02 above; (iv) approved an advisory resolution on the compensation of the Company’s executive officers; and (v) approved an advisory resolution in favor of holding an annual vote on the compensation of the Company’s named executive officers.

The following are the final voting results as to the five proposals submitted at the Annual Meeting.
Proposal One: Proposal to elect seven directors to serve for the coming year on the Company’s Board of Directors. The final vote tabulation for each of the individual directors was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Stephen C. Comer	50,123,575	1,296,723	5,529	6,269,441
John V. Giovenco	50,738,939	681,049	5,839	6,269,441
Richard J. Goeglein	50,953,948	465,310	6,569	6,269,441
Bruce A. Leslie	50,980,046	435,022	10,759	6,269,441
James L. Martineau	49,772,658	1,647,146	6,023	6,269,441
Lynn P. Reitnouer	49,803,863	1,615,927	6,037	6,269,441
Anthony M. Sanfilippo	50,670,286	750,072	5,469	6,269,441
Proposal Two: Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2011 fiscal year. The final vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes
57,411,203	209,493	74,572	—
Proposal Three: Proposal to approve the amendments to the 2005 Plan. The final vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes
29,567,773	21,846,485	11,569	6,269,441
Proposal Four: Proposal to approve an advisory resolution regarding the compensation of the Company’s named executive officers. The final vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes
42,035,906	8,197,664	1,192,257	6,269,441
Proposal Five: Proposal to act upon an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. The final vote tabulation was as follows:

1 Year	2 Years	3 Years	Abstain
41,733,650	4,229,836	4,271,492	1,190,849
Based on these voting results, the Company has determined to hold its advisory vote on the compensation of named executive officers annually until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executives officers.

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit No.	Description

Exhibit 3.1	Restated Bylaws of Pinnacle Entertainment, Inc., as of March 1, 2011.

Exhibit 3.2	Restated Bylaws of Pinnacle Entertainment, Inc., as of May 24, 2011.

Exhibit 10.1	Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended

SIGNATURES
Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)
Date: May 26, 2011	By:	/s/ John A. Godfrey
John A. Godfrey
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 3.1	Restated Bylaws of Pinnacle Entertainment, Inc., as of March 1, 2011.

Exhibit 3.2	Restated Bylaws of Pinnacle Entertainment, Inc., as of May 24, 2011.

Exhibit 10.1	Pinnacle Entertainment, Inc. 2005 Equity and Performance Incentive Plan, As Amended.